Exhibit 10.19.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of February 17, 2009, by and between Citibank, N.A. (“Lender”) and Energy Recovery, Inc., a Delaware corporation (“Borrower”), with respect to the Loan and Security Agreement between Borrower and Lender dated as of January 7, 2009 (as amended and modified through but excluding the date hereof, the “Agreement”).
RECITALS
     WHEREAS, Borrower and Lender entered into the Agreement; and
     WHEREAS, the parties have agreed to the changes in the Agreement set forth below.
     NOW THEREFORE, IT IS AGREED THAT:
     1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement have the same meaning where used herein.
     2. Amendment.
          (a) Clauses (i) and (j) of the definition of “Permitted Indebtedness” in Section 1.1 of the Agreement are hereby amended and restated as follows:
     (i) Indebtedness specifically disclosed to, and specifically approved by, Lender in writing on or prior to the date of this Agreement;
     (j) the Indebtedness existing under the documents described in Exhibit G hereto;
          and
     (k) refinanced Permitted Indebtedness, provided that the amount of such Indebtedness is not increased except by an amount equal to a reasonable premium or other reasonable amount paid in connection with such refinancing and by an amount equal to any existing, but unutilized, commitment thereunder.
          (b) Exhibit G is added to the Agreement in the form attached to this Amendment.
     3. Payment of Fees and Expenses. Borrower must pay Lender, on demand, all fees and expenses (including attorneys’ fees) incurred by Lender in connection with the negotiation and preparation of this Amendment and all documents related thereto.
     4. Continued Validity of Agreement. Except as modified by this Amendment, the Agreement and all notes, deeds of trust, security agreements, guaranties, and other documents (including all amendments of and modifications to such documents) executed by Borrower with or in favor of Lender (collectively referred to as the “Loan Documents”), will continue in full force and effect as originally constituted and are ratified and affirmed by the parties hereto. Each reference in the Agreement or the other Loan Documents to the Agreement means the

Agreement, together with this Amendment, unless the context otherwise requires. This Amendment and the Agreement must be read as one document.
     5. Compliance with Loan Documents. Borrower represents and warrants to Lender as follows: (a) as of the effective date of this Amendment, Borrower has complied, and is in compliance with, all of the terms, covenants and conditions of the Agreement and the other Loan Documents; (b) as of the effective date of this Amendment, there exists no Event of Default under the Agreement or any of the other Loan Documents or an event which would constitute an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified therein; (c) the representations and warranties of Borrower in the Agreement and the other Loan Documents are true and with the same effect as of the date hereof; and (d) Borrower will continue to be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents, and all representation and warranties will continue to be true, upon this Amendment becoming effective.
     6. Authorization. Each party represents to the others that the individual executing this document on its behalf is the duly appointed signatory of such party to this document and that such individual is authorized to execute this document by or on behalf of such party and to take all action required by the terms of this document.
     7. When Amendment is Effective. This Amendment will be deemed binding and deemed effective when this Amendment is executed by Borrower and Lender, and Lender has received a fully executed original of this Amendment.
     8. No Novation. This document is not intended to be, and may not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement will remain in full force and effect.
     9. Entire Agreement. This document constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.
     10. Counterparts. This document may be executed in any number of counterparts, each of which will be an original, but all of which together constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this document as of the date first set forth above.

LENDER:			BORROWER:

Citibank, N.A.			Energy Recovery, Inc., a Delaware corporation

By	/s/ Robert Hurley		By	/s/ Thomas Willardson

	Name:	Robert Hurley		Name:	Thomas Willardson
	Title:	Vice President		Title:	Chief Financial Officer

Exhibit G
1. That certain Promissory Note in the original principal amount of $1,000,000, dated March 28, 2007 and executed by Energy Recovery, Inc. in favor of Comerica Bank, as amended by Amendment to Note dated June 13, 2007.
2. That certain letter agreement dated February 17, 2009 between Energy Recovery, Inc. and Comerica Bank.

CONSENT OF GUARANTORS
     The undersigned each executed a Guaranty dated as of January 7, 2009 in favor of Citibank, N.A. with respect to the indebtedness and other obligations of the Borrower (the “Guaranty”). The undersigned acknowledge that Lender has no obligation to provide them with notice of, or to obtain their consent to, this First Amendment to Loan and Security Agreement. The undersigned nevertheless have reviewed and consent to, the above Amendment, and acknowledge that the Guaranty remains fully valid, binding and enforceable against them in accordance with its terms.
Dated: February 17, 2009

GUARANTOR(S): Osmotic Power, Inc., a Delaware corporation
By:	/s/ Tom Willardson
	Name:	Thomas Willardson
	Title:	Chief Financial Officer

Energy Recovery, Inc., International, a Delaware corporation
By:	/s/ Tom Willardson
	Name:	Thomas Willardson
	Title:	Chief Financial Officer

BORROWER:
Energy Recovery, Inc., a Delaware
corporation